                                                                    EXHIBIT 10.4

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                  This Amended and Restated Loan Agreement (the "AGREEMENT") is made and entered into as of this 4th day of March, 2002, by and between World Poker Tour, LLC, a Delaware limited liability company (hereinafter "BORROWER"), and Lakes Poker Tour, LLC, a Minnesota limited liability company (hereinafter "LENDER").

                                    ARTICLE I
                                      LOAN

         1.1 Loan. Subject to the terms and conditions contained in this Agreement, including Section 1.3 hereof, Lender hereby agrees to advance to Borrower, at Borrower's request, up to the aggregate sum of Four Million One Hundred Twenty-Six Thousand Dollars ($4,126,000) including accrued interest thereon (the "LOAN"). The Loan shall be evidenced by a revolving note in substantially the form of Exhibit A attached hereto (the "NOTE"). Subject to
Section 1.4 hereof, the outstanding principal balance of the Note shall accrue interest quarterly at the rate of 6.20% per annum, due and payable on the Maturity Date (as defined below). The Note may be prepaid in full or in part at any time. Any payments received shall be applied first to the payment of the principal balance and second to interest accrued through the date of payment. The Note shall mature on the third anniversary of the date hereof, or, in the event of an Early Termination (as defined below), on the first anniversary of the Early Termination Date, if earlier than such third anniversary date (as defined below) (the "MATURITY DATE").

         1.2 Use of Proceeds. The proceeds of the Note shall be used exclusively for general working capital to further the Borrower's purpose of launching the World Poker Tour and establishing poker as the next significant televised mainstream sport.

         1.3 Conditions to Lender's Obligations. If Lender determines in its reasonable discretion that the Borrower's business is not commercially viable, Lender shall have no obligation to fund additional advances under this Agreement (such termination of the Lender's obligations shall be referred to as an "EARLY TERMINATION"). Lender shall promptly provide Borrower with written notice of any such Early Termination, including the effective date of such Early Termination as determined by the Lender (the "EARLY TERMINATION DATE"). Notwithstanding the foregoing, for a period of two (2) months subsequent to any Early Termination, Lender shall fund the Loan to the extent necessary to permit the Borrower to pay payroll obligations to Steven Lipscomb and any other key employees, other contractual obligations agreed to by Borrower prior to the Early Termination Date, and expenses associated with winding down the Borrower's business. Borrower shall request funds for such expenses pursuant to the procedure set forth in Section 1.5 hereof.

         1.4 Repayment Upon Early Termination. In the event of Early Termination pursuant to Section 1.3 hereof, the outstanding principal balance under the Loan through the Early Termination Date shall be due and payable on the first anniversary of the Early Termination Date. All interest accrued on the outstanding balance of the Loan through the Early Termination

Date shall be forgiven. No interest shall accrue on such outstanding principal balance subsequent to the Early Termination Date.

         1.5 Borrowing Procedures. To request an advance, the Borrower shall, at least two (2) business days prior to the date on which the advance is to be made, send a written draw request addressed to Timothy Cope at Lakes Poker Tour, LLC, setting forth the Borrower's proposed use of the funds in reasonable detail and warranting that the Borrower meets all of the conditions for such advance. The Borrower shall include in its draw request wire transfer instructions or other instructions regarding the advance. Lender shall promptly make the advance of the requested funds.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 Definitions. Unless the context otherwise requires, the terms defined in this Section 2 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined below shall, except as otherwise expressly provided, be determined by reference to Borrower's books of account and in conformity with generally accepted accounting principles.

                  "Closing Date" shall mean the date this Agreement is executed and delivered by the Borrower and accepted in writing by the Lender.

                  "Indebtedness for Borrowed Money" shall include only indebtedness of Borrower incurred as the result of a direct borrowing of money and shall not include any other indebtedness including, but not limited to, indebtedness incurred with respect to trade accounts and other borrowing in the ordinary course, but shall include without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which Borrower is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which Borrower assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by Borrower (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations Borrower insures a creditor against loss, (vii) any indebtedness secured by a lien on the Borrower's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

                  "LLC Agreement" shall mean the Limited Liability Company Agreement of Borrower, dated March 4, 2002.

                  "Loan Amount" means the aggregate of advances under the Note.

                  "Operating Quarter" means the initial three-month period, and each succeeding three-month period, of any Operating Year.

                  "Operating Year" shall mean the twelve-month period beginning March 4, 2002, and ending March 3, 2003, and each succeeding twelve-month period (or portion thereof) thereafter until the Maturity Date.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Securities Act" means the Security Act of 1933, as amended, or any similar federal law then in force.

                                   ARTICLE III
                            WARRANTIES AND COVENANTS

                  During the term of this Agreement, and while any part of the Loan amount remains unpaid or outstanding, Borrower continuously represents and warrants as follows:

         3.1 Organization and Standing. Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware, and has the requisite organizational power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. Borrower has the requisite organizational power and authority to issue the Note and to otherwise perform its obligations under this Agreement. The copies of the organizational documents delivered to Lender prior to the execution of this Agreement are true and complete copies of the duly and legally adopted organizational documents of Borrower in effect as of the date of this Agreement.

         3.2 Qualification. Borrower is duly qualified or licensed as a foreign limited liability company in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

         3.3 Title to Properties and Encumbrances. Except for the Security Interest (as defined in Section 6.1 hereof), Borrower has good and marketable title to properties and assets its owns, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction. The equipment and other tangible assets necessary for the conduct of Borrower's business as presently conducted and as presently proposed to be conducted are in good operating condition and are fit for use in the ordinary course of business.

         3.4 Litigation. Except as set forth on Schedule 3.4, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of Borrower, threatened against Borrower, its properties, assets or business, and Borrower is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. Borrower is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. There is no action or proceeding against the Borrower under any law or regulation.

         3.5 Compliance with Applicable Laws and Other Instruments. The business and operations of Borrower have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any material asset or property of Borrower, other than the Security Interest, pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any material agreement or other instrument to which Borrower is a party or by which it or any of its material properties, assets or rights is bound or affected, and will not violate the charter documents of Borrower. Borrower is not in violation of its charter documents nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect.

         3.6 Securities Laws. No consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Note.

         3.7 Outstanding Debt. Other than the Loan and as permitted under the LLC Agreement, Borrower has no Indebtedness for Borrowed Money.

         3.8 Organizational Proceedings. This Agreement and the Note have been duly authorized by all necessary organizational action on behalf of Borrower, and has been duly executed and delivered by authorized managers of Borrower. All organizational action necessary to the authorization, creation, issuance and delivery of the Note and this Agreement has been taken on the part of Borrower. This Agreement and the Note are valid and binding agreements of Borrower enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

         3.9 Licenses. Borrower possesses or will obtain in a judicious and timely manner from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it, and (b) if not possessed by Borrower would have a material adverse impact on Borrower's business. Borrower has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business Borrower proposes to conduct.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

                  During the term of this Agreement and while any part of the Loan amount remains unpaid or outstanding, Borrower agrees as follows:

         4.1 Organizational Existence. Borrower will maintain its organizational existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where failure to so comply would have a material adverse impact on Borrower or its business or operations.

         4.2 Books of Account. Borrower will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with generally accepted accounting principles.

         4.3 Furnishing of Financial Statements and Information. Borrower will deliver to Lender:

                  (a) as soon as possible, but in any event at least thirty (30) days prior to the beginning of each Operating Year, an annual budget showing all projected revenues and expenses;

                  (b) as soon as possible, but in any event at least thirty (30) days prior to the beginning of each Operating Quarter, a budget for such quarter showing all projected revenues and expenses; and

                  (c) as soon as practicable, but in any event within ten (10) days after the close of each month, the unaudited balance sheet of Borrower as of the end of such month, together with the related statements of operations and cash flow for such month, setting forth in comparative form the budgeted figures for such period prepared and submitted to and approved by Lender pursuant to paragraphs (a) and (b) of this Section 4.3, all in reasonable detail and certified by an authorized accounting officer of Borrower, subject to year-end adjustments.

         Any budget delivered pursuant to this Section 4.3 is subject to the approval of the Lender. If Lender provides written notice to Borrower that any budget submitted pursuant to paragraph (a) or (b) above has not been approved, Borrower shall submit a revised budget to Lender within five (5) days of receipt of Lender's notice. Any complete operating and capital budget approved in writing by management of Borrower and given to Lender for its approval shall be deemed approved if Lender has not objected to such budget within ten (10) days of its submission.

         4.4 Approvals. The Borrower shall obtain the prior written approval of the Lender for all acquisitions, expenditures and sales not in the ordinary course of business, the sale of substantially all of the Borrower's assets, changes in senior management, merger, liquidation or additional borrowings out of the ordinary course of business.

         4.5 Title. Borrower will maintain absolute title to all material assets (except for licensed or leased assets, including, without limitation, software) and all proceeds thereof, free and clear of all interests, liens, attachments, encumbrances and security interests except as set forth herein. Borrower will not sell, lease or otherwise dispose of any material assets or any interest therein, except the sale of inventory in the ordinary course of Borrower's business, without Lender's prior written consent.

         4.6 Laws. Borrower will conduct its business in accordance with requirements of law.

         4.7 Senior Status. The Borrower will cause the priority of payment of the Note to be senior in status to all other Indebtedness for Borrowed Money.

                                    ARTICLE V
                               NEGATIVE COVENANTS

                  During the term of this Agreement and while any part of the Loan amount remains unpaid or outstanding, Borrower agrees and covenants that it will not, without the prior written approval of Lender:

         5.1 No Material Change. Make any material change in the nature of its business as carried on at the date of this Agreement.

         5.2 No Operation Out of the Ordinary Course. Operate out of the ordinary course of business and specifically, but not by way of limitation, make or permit any distributions or payments that are not in the ordinary course of business.

         5.3 Salaries and Bonuses. Pay salaries or bonuses except as approved by a compensation committee appointed by the Board of Governors of Borrower subject to the terms of the LLC Agreement. In no event shall bonuses paid to Borrower's managers and employees (not including bonuses required to be paid to Steven Lipscomb pursuant to the terms of the

Management Contract between Mr. Lipscomb and Borrower dated March 4, 2002 (the "MANAGEMENT CONTRACT")) exceed ten percent (10%) of Borrower's Profits (as defined in the LLC Agreement) in any fiscal year.

         5.5 Restriction on Distributions. Borrower shall not make any Distributions (as defined in the LLC Agreement) to its members prior to the payment in full of all principal and interest outstanding under the Loan, except that Borrower may (i) annually distribute to each member the amount of the Estimated Member Tax Liability (as defined in the LLC Agreement), and (ii) distribute to Steven Lipscomb the management fee required by the Management Contract.

                                   ARTICLE VI
                                SECURITY INTEREST

         6.1 Grant of Security Interest in Borrower's Assets. Borrower hereby assigns to Lender and grants Lender a security interest (the "SECURITY INTEREST") in all of the assets of Borrower, as security for the payment and performance of each and every debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving Lender alone or in a transaction involving other creditors of Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of Borrower arising under this or any other present or future loan or credit agreement, promissory note, guaranty, or other undertaking of Borrower enforceable by Lender; all such debt, liabilities and obligations are herein collectively referred to as the "OBLIGATIONS".) The Security Interest shall attach to all assets of the Borrower, including all proceeds thereof (the "COLLATERAL").

         6.2 Financing Statements. The Borrower hereby authorizes Lender to sign on Borrower's behalf and file any appropriate financing statement with respect to the Collateral.

                                   ARTICLE VII
                                     DEFAULT

         7.1 Events of Default. Notwithstanding any cure periods described below, Borrower will immediately notify the Lender in writing when Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether Borrower has given the required notice, the occurrence of one or more of the following shall constitute an Event of Default:

                  (i) Nonpayment. Borrower shall fail to pay any interest or principal due on the Note, or any fees, charges, costs or expenses under this Agreement by five (5) business days after the same becomes due and payable;

                  (ii) Nonperformance. Borrower shall fail to perform or observe any agreement, term, provision, condition, or covenant required to be performed or observed by Borrower and shall not cure such failure within ten
(10) business days after notice in writing thereof from the Lender;

                  (iii) Cross Defaults. Borrower shall be in default of any material provision of any agreement relating to the Indebtedness for Borrowed Money in excess of $50,000;

                  (iv) Bankruptcy; Insolvency. Borrower becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or Borrower applies for or consents to the appointment of a trustee or receiver for Borrower, or for the major part of the property of Borrower; or

                  (v) Appointment of Trustee. A trustee or receiver is appointed for Borrower for the major part of the property of Borrower and the order of such appointment is not discharged, vacated or stayed within thirty
(30) days after such appointment;

                  (vi) Judgment Against Borrower. Any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $50,000 shall be entered or filed against Borrower or against any of the property of Borrower and remains unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days;

                  (vii) Order for Relief. An order for relief shall be entered in any federal bankruptcy proceeding in which Borrower is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against Borrower and, if instituted against Borrower, are consented to or, if contested by Borrower, are not dismissed by the adverse parties or by an order, decree or judgment within thirty (30) days after such institution; or

                  (viii) Breach of Representation or Warranty. (i) Any representation or warranty made by or on behalf of Borrower in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement, or (ii) any report, certificate, financial statement or financial schedule or other instrument prepared or purported to be prepared by Borrower or any officer of Borrower furnished or delivered under or pursuant to this Agreement after the Closing Date shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered.

         7.2 Remedies upon Default. Upon the occurrence of any Event of Default, and at any time thereafter unless and until such Event of Default is waived in writing by Lender, Lender may exercise one or several or all of the following rights and remedies:

                  (i) Lender may at any time thereafter, by written notice to Borrower, declare the unpaid principal balance of the Note, together with the interest accrued thereon and other amounts accrued hereunder, to be immediately due and payable; and the unpaid balance shall thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein.

                  (ii) Lender may terminate this Agreement with immediate effectiveness and without notice or lapse of time. Notwithstanding such termination, all claims, rights and security interests of Lender and all debts, liabilities, obligations and duties of Borrower shall remain in full force and effect.

                  (iii) Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, or any evidence thereof, proceeding without judicial process (without a prior hearing or notice thereof, which Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral. If notice to Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) calendar days prior to the date of intended disposition or other action.

                  (iv) Nothing in this Article VII is intended to restrict Lender's rights under this Agreement or at law, and Lender may exercise all such rights and remedies as and when they are available and Lender may exercise or enforce any and all other rights or remedies available by law or agreement against Borrower, or against any other Person or property.

                                  ARTICLE VIII
                            REPRESENTATIONS OF LENDER

         8. Representations and Warranties of Lender. Lender represents and warrants for itself that:

         8.1 Investment Intent. The Note being acquired by Lender hereunder is being purchased for such Lender's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Lender understands that the Note has not been registered under the Securities Act or any applicable state laws by reason of its issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such state laws, and that the reliance of Borrower and others upon this exemption is predicated in part upon this representation and warranty. Lender further understands that the Note may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

         8.2 Location of Principal Office and Qualification as Accredited Investor. The state in which Lender's principal office is located is set forth in Lender's address on the signature page hereof. Lender qualifies as an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Lender has had access to all of Borrower's material books and records and access to Borrower's executive officers has been provided to Lender or to Lender's qualified agents.

         8.3 Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of Lender, has been duly executed and delivered by Lender, and is a valid and binding agreement upon the part of Lender.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Amendment. This Agreement can be waived, amended, terminated or discharged, only explicitly in a writing signed by Lender and Borrower.

         9.2 Partial Invalidity. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

         9.3 Survival. All representations and warranties contained in this Agreement or in any other agreement between Borrower and Lender shall survive the execution, delivery and performance of this Agreement.

         9.4 Delay; Cumulative Remedies. No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which Lender would otherwise have.

         9.5 Successors. The rights, options, powers and remedies granted in this Agreement shall extend to Lender and to Lender's successors and assigns, shall be binding upon Borrower and its successors and assigns and shall be applicable hereto and to all renewals and/or extensions hereof; provided, however, that notwithstanding the foregoing, Borrower shall not be entitled to assign any of its rights or obligations under this Agreement or any other document or instrument related hereto without the prior written consent of Lender.

         9.6 Notices. Although any notice required to be given hereunder might be accomplished by other means, notice will always be deemed given when placed in the United States Mail, with postage prepaid, or sent by overnight delivery service, or sent by telex or facsimile, in each case to the address set forth below or as amended.

         9.7 Payments. Payments due under the Note shall be made in lawful money of the United States. All payments may be applied by Lender to principal, interest and other amounts due hereunder in any order which Lender elects.

         9.8 Legal Fees and Expenses. Borrower shall pay reasonable legal fees and expenses incurred by Lender in the negotiation and documentation of this transaction, as well as its own legal fees and expenses relating to this transaction. Borrower also agrees to pay and will reimburse the Lender on demand for all reasonable out-of-pocket expenses incurred by the Lender in the enforcement of any of the provisions of this Agreement or of the Lender's rights and remedies hereunder, or in the defense of any claim or claims made or threatened against the Lender arising out of this transaction, including, without limitation, in each instance, all reasonable attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's order or judgment.

         9.10 Applicable Law and Jurisdiction; Interpretation. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota (exclusive of conflict of laws provisions contained therein), except to the extent superseded by Federal law. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.

         9.11 Copies; Entire Agreement; Modification. Borrower hereby acknowledges the receipt of copies of this Agreement and all Exhibits and Schedules referred to therein.

         9.12 Termination. This Agreement shall terminate and shall be of no further force or effect upon payment in full of the Note.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:                                   LENDER:

WORLD POKER TOUR, LLC                       LAKES POKER TOUR, LLC

By: /s/ Steven Lipscomb                     By:  /s/ Timothy J. Cope
    ------------------------------               -------------------------------
Its: Chief Executive Manager                Its: Chief Financial Manager

Address: 1041 North Formosa Avenue          Address: 130 Cheshire Lane
Formosa Building, Suite 99                  Minnetonka, Minnesota 55344
West Hollywood, California  90046

                                    EXHIBIT A

                                 REVOLVING NOTE

         $4,126,000

                                                                   March 4, 2002

         FOR VALUE RECEIVED, the undersigned, a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to the order of Lakes Poker Tour, LLC, a Minnesota limited liability company (hereinafter "Lender") in lawful money of the United States of America at its offices at 130 Cheshire Lane, Minnetonka, Minnesota 55344, or at such other place as the holder hereof may from time to time designate:

         The principal sum of Four Million One Hundred Twenty-Six Thousand and no/100 Dollars ($4,126,000.00), or such lesser amount as may be advanced to the Borrower, from time to time, under that certain Amended and Restated Loan Agreement dated of even date herewith, by and between the undersigned and the Lender, as amended from time to time (the "Loan Agreement"), together with interest on said principal amount from time to time outstanding from the date hereof at the rate provided in the Loan Agreement, calculated on the basis of the number of days actually elapsed in a 360-day year, and which shall be due and payable as set forth in the Loan Agreement, together with the entire principal balance.

         This Note is the " Note" within the meaning of the Loan Agreement. All of the terms and conditions set forth in the Loan Agreement are hereby incorporated by this reference, including without limitation, all provisions relating to the acceleration of the principal amount evidenced by this Note.

         This Note has been delivered in the State of Minnesota and shall be construed and enforced in accordance with the substantive laws thereof.

         The undersigned expressly waives any presentment, demand, protest, notice of protest and notice of dishonor.

                                               WORLD POKER TOUR, LLC

                                               By: /s/ Steven Lipscomb
                                                   -----------------------------
                                                Its: Chief Executive Manager